NEWS
Steve Schmitt
Vice President, Investor Relations

Yum! Brands Reports First-Quarter 2013 EPS Declined 8%, Excluding Special Items;
China Division Sales and Profits Declined Significantly

Louisville, KY (April 23, 2013) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first quarter ended March 23, 2013 including EPS of $0.70, excluding Special Items. Reported EPS was $0.72 for the quarter.

FIRST-QUARTER HIGHLIGHTS

●	China Division sales and profits were significantly impacted by adverse publicity from the poultry supply situation that occurred in late December 2012.

●	Worldwide system sales grew 1%, prior to foreign currency translation, including 4% at Yum! Restaurants International (YRI) and 2% in the U.S. System sales declined 9% in China.

●	Same-store sales declined 20% in China. Same-store sales grew 1% at YRI and 2% in the U.S.

●	Total international development was 380 new restaurants; 88% of this development occurred in emerging markets.

●
Worldwide restaurant margin declined 2.7 percentage points to 15.9%, including a decline of 7.0 percentage points in China. Restaurant margin increased 1.4 percentage points at YRI and 2.4 percentage points in the U.S.

●	Worldwide operating profit declined 14%, prior to foreign currency translation, including a 41% decline in China. Operating profit grew 19% at YRI and 5% in the U.S.

●	Worldwide effective tax rate, prior to Special Items, decreased to 26.0% from 27.5%. The decrease in the tax rate positively impacted EPS growth by 2 percentage points.

FULL-YEAR OUTLOOK

Estimated mid-single-digit full-year EPS decline versus prior year, excluding Special Items, remains unchanged.

	First Quarter
	2013	2012	% Change
EPS Excluding Special Items	$0.70	$0.76	(8)%
Special Items Gain/(Loss)[1]	$0.02	$0.20	NM
EPS	$0.72	$0.96	(24)%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items.
Special Items for 2013 are primarily related to U.S. refranchising gains. Special Items for 2012 are primarily related to the Little Sheep acquisition gain, U.S. refranchising gains and Pizza Hut UK refranchising.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

DAVID NOVAK COMMENTS
David C. Novak, Chairman and CEO, said, “While better than expected, the first quarter was extremely difficult for Yum! Brands. As anticipated, intense media attention surrounding poultry supply in China significantly impacted KFC sales and profit. Earnings per share declined 8% versus prior year, as our China Division operating profit fell 41%. Operating profit increased 19% at Yum! Restaurants International and 5% in our U.S. business.

The negative media surrounding poultry supply in China has subsided. We have taken steps to enhance our industry-leading supply chain practices, and we're now in the midst of an aggressive quality assurance marketing campaign. However, our sales recovery has been adversely affected by the recent news of Avian flu. This news surfaced during the first week of April and continues to negatively impact same-store sales. We continue to remind consumers that properly cooked chicken is perfectly safe to eat. Historically, the sales impact of Avian flu publicity has initially been dramatic at KFC but relatively short-lived. We will stay the course with our plans to develop at least 700 new units in China this year to lay the foundation for future growth. We have complete confidence in a full sales recovery.

Outside of China, we expect solid, on-target performance for Yum! Brands. Taco Bell continues to deliver strong results with its combination of great value, innovation and world-class operations. Additionally, our emerging market new-unit pipeline is stronger than ever at Yum! Restaurants International and in India.

There is no doubt 2013 will be a challenging year for our company. With news of Avian flu, there will obviously be more volatility with our China sales recovery. However, given better-than-expected first-quarter performance, our estimated mid-single-digit full-year EPS decline versus prior year remains unchanged. I'm confident we will end the year with momentum and restore our track record of consistently delivering double-digit EPS growth in 2014 and beyond.”

CHINA DIVISION

	First Quarter [1]
			% Change
	2013	2012	Reported	Ex F/X
System Sales Growth			(8)	(9)
Same-Store Sales Growth (%)	(20)	+14	NM	NM
Restaurant Margin (%)	16.6	23.6	(7.0)	(7.0)
Operating Profit ($MM)	154	256	(40)	(41)
1 We began consolidating Little Sheep in the second quarter of 2012. Consolidated operating results of
Little Sheep are included in first quarter 2013 results (with the exception of same-store sales growth), but not included in first quarter 2012 results.

●	China Division sales and profits were negatively impacted as a result of the intense media attention surrounding poultry supply that occurred in late December 2012.

●	System sales decreased 9%, prior to foreign currency translation.
○	Same-store sales declined 20%, including a 24% decline at KFC and 2% decline at Pizza Hut Casual Dining.

●	New-unit development of 226 restaurants benefited from Chinese New Year falling late in the quarter this year.

China Units	Q1 2013	% Change
Traditional Restaurants[1]	5,480	+18
KFC	4,387	+15
Pizza Hut Casual Dining	895	+35
1 Total includes Pizza Hut Home Service and East Dawning, excludes Little Sheep units

●	Restaurant margin decreased 7.0 percentage points to 16.6%, primarily due to sales deleverage.

●
For the quarter, the Little Sheep acquisition had a positive impact of 4 percentage points on system sales growth, a negligible impact on restaurant margin and a positive impact of 4 percentage points on operating profit growth.

●	Foreign currency translation positively impacted operating profit by $2 million.

CURRENT CHINA SALES UPDATE

●
Beginning the first week of April, publicity surrounding Avian flu in China has had a significant, negative impact on KFC sales. Historically, the impact of Avian flu publicity has initially been dramatic at KFC but relatively short-lived. In the past, we reminded consumers that properly cooked chicken is perfectly safe to eat, and we continue to do so.

●	Based on our results through the first three weeks of April, we expect China Division same-store sales to decline about 30% for the month.

●	We are temporarily providing monthly same-store sales releases until sales have recovered. We will release April same-store sales for our China Division on May 10, 2013, after market hours.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	First Quarter
			% Change
	2013	2012	Reported	Ex F/X
Traditional Restaurants	14,569	14,021	+4	NA
System Sales Growth			+4	+4
Restaurant Margin (%)	13.6	12.2	1.4	1.3
Franchise & License Fees ($MM)	225	199	+13	+13
Operating Profit ($MM)	199	168	+19	+19
Operating Margin (%)	29.9	23.7	6.2	6.4

●	YRI Division system sales increased 4% driven by new-unit development and 1% same-store sales growth.
○ Emerging markets system sales grew 10%, driven by 4% same-store sales growth and 7% unit growth.
○ Developed markets system sales were flat, including a 1% decline in same-store sales and 1% unit growth.

●	YRI opened 147 new units in 44 countries, including 103 in emerging markets.
○ Our franchise partners opened 90% of all new units.

●	Restaurant margin increased 1.4 percentage points. This was primarily driven by the refranchising of our Pizza Hut UK Dine-In business.

●
Operating profit growth benefited 8 percentage points from a major franchise ownership change, which added transfer and renewal fees, and from changes to a pension plan. Additionally, the refranchising of the Pizza Hut UK Dine-In business late last year was accretive to operating profit growth by 3 percentage points.

●	Foreign currency translation had a negligible impact on operating profit growth.

YRI MARKETS[1]		SYSTEM Sales Growth Ex F/X
	Percent of YRI[2]
Franchise
Asia (ex Japan)	16%	+2
Japan	10%	(6)
Latin America	11%	+4
Middle East	8%	+5
Continental Europe	7%	+2
Canada	6%	(1)

Combined Company / Franchise
UK	12%	Flat
Australia / New Zealand	11%	+6
Thailand	2%	+20
Korea	2%	+11

Key Growth
Africa	7%	+18
France	4%	+6
Germany / Netherlands	2%	+16
Russia	2%	+45
1 See website www.yum.com under tab "Investors" for a list of the countries within each of the YRI markets
2 Percentage of Total YRI System Sales for Full Year 2012

U.S. DIVISION

	First Quarter
	2013	2012	% Change
Same-Store Sales Growth (%)	+2	+5	NM
Restaurant Margin (%)	16.8	14.4	2.4
Franchise and License Fees ($MM)	190	178	+7
Operating Profit ($MM)	165	158	+5
Operating Margin (%)	23.7	19.7	4.0

●	U.S. Division same-store sales increased 2%, including growth of 6% at Taco Bell. Same-store sales declined 1% at Pizza Hut and 1% at KFC.

●	Restaurant margin increased 2.4 percentage points, driven primarily by refranchising and sales leverage at Taco Bell.

●	Operating profit growth was adversely impacted by 2 percentage points due to refranchising.

INDIA DIVISION

●	India Division system sales increased 16%, prior to foreign currency translation. The system sales increase was driven by unit growth of 26%, partially offset by a 3% decline in same-store sales.

India Units	Q1 2013	% Change
Traditional Restaurants[1]	595	+26
KFC	282	+36
Pizza Hut Casual Dining	180	+8
Pizza Hut Home Service	130	+37
1 Total includes 3 Taco Bell units

OWNERSHIP / SPECIAL ITEMS UPDATE

●	In the U.S., we refranchised 85 Taco Bell units for proceeds of $81 million. We recorded pre-tax U.S. refranchising gains of $17 million in Special Items.

OTHER ITEMS UPDATE

●	Through April 22, 2013, we repurchased 1.7 million shares at an average price of $65 totaling $112 million.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Wednesday, April 24, 2013. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Wednesday, April 24, through midnight Wednesday, May 8, 2013. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 34472493.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q1 2013 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; economic conditions, consumer preferences, adverse publicity, tax rates, the regulatory environment, increased competition and other risks in China, where a significant and growing portion of our restaurants are located; economic and political conditions in the other countries where we operate; the success of our international development strategy; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future litigation and legal claims or proceedings; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; consumer preferences and perceptions of our brands; the success of our refranchising strategy; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; new and changing government regulations; our effective tax rates and disagreements with taxing authorities; our ability to protect the integrity and security of individually identifiable data of our customers and employees; competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties; and risks associated with the Little Sheep business. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 39,000 restaurants in more than 130 countries and territories. Yum! was ranked #213 on the Fortune 500 List for 2011 and had revenues of over $13 billion in 2012. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations, at 888/298-6986
Donny Lau, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/23/13	3/24/12	B/(W)

Company sales	$2,099	$2,344	(10)
Franchise and license fees and income	436	399	9
Total revenues	2,535	2,743	(8)

Company restaurant expenses, net
Food and paper	680	767	11
Payroll and employee benefits	490	513	5
Occupancy and other operating expenses	596	624	4
Company restaurant expenses	1,766	1,904	7

General and administrative expenses	273	272	—
Franchise and license expenses	30	26	(16)
Closures and impairment (income) expenses	4	1	NM
Refranchising (gain) loss	(17)	(26)	(35)
Other (income) expense	(8)	(79)	(90)
Total costs and expenses, net	2,048	2,098	2

Operating Profit	487	645	(25)
Interest expense, net	31	37	16
Income before income taxes	456	608	(25)
Income tax provision	120	147	18
Net income - including noncontrolling interests	336	461	(27)
Net income (loss) - noncontrolling interests	(1)	3	NM
Net income - YUM! Brands, Inc.	$337	$458	(27)

Effective tax rate	26.4%	24.1%	(2.3 ppts.)

Effective tax rate before special items	26.0%	27.5%	1.5 ppts.

Basic EPS Data
EPS	$0.74	$0.99	(25)
Average shares outstanding	455	465	2

Diluted EPS Data
EPS	$0.72	$0.96	(24)
Average shares outstanding	465	478	3

Dividends declared per common share	$0.335	$0.285	18

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/23/13	3/24/12	B/(W)

Company sales	$1,133	$1,199	(6)
Franchise and license fees and income	18	19	(4)
Total revenues	1,151	1,218	(5)

Company restaurant expenses, net
Food and paper	375	413	9
Payroll and employee benefits	231	188	(23)
Occupancy and other operating expenses	339	316	(7)
	945	917	(3)
General and administrative expenses	55	48	(16)
Franchise and license expenses	2	1	(51)
Closures and impairment (income) expenses	2	1	NM
Other (income) expense	(7)	(5)	47
	997	962	(4)
Operating Profit	$154	$256	(40)

Company sales	100.0%	100.0%
Food and paper	33.1	34.4	1.3 ppts.
Payroll and employee benefits	20.4	15.7	(4.7 ppts.)
Occupancy and other operating expenses	29.9	26.3	(3.6 ppts.)
Restaurant margin	16.6%	23.6%	(7.0 ppts.)

Operating margin	13.4%	21.0%	(7.6 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/23/13	3/24/12	B/(W)

Company sales	$444	$509	(13)
Franchise and license fees and income	225	199	13
Total revenues	669	708	(6)

Company restaurant expenses, net
Food and paper	153	167	8
Payroll and employee benefits	105	130	19
Occupancy and other operating expenses	126	150	17
	384	447	14
General and administrative expenses	74	82	11
Franchise and license expenses	12	10	(9)
Closures and impairment (income) expenses	—	1	45
Other (income) expense	—	—	—
	470	540	13
Operating Profit	$199	$168	19

Company sales	100.0%	100.0%
Food and paper	34.5	32.8	(1.7 ppts.)
Payroll and employee benefits	23.6	25.5	1.9 ppts.
Occupancy and other operating expenses	28.3	29.5	1.2 ppts.
Restaurant margin	13.6%	12.2%	1.4 ppts.

Operating margin	29.9%	23.7%	6.2 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/23/13	3/24/12	B/(W)

Company sales	$505	$622	(19)
Franchise and license fees and income	190	178	7
Total revenues	695	800	(13)

Company restaurant expenses, net
Food and paper	145	182	21
Payroll and employee benefits	151	193	22
Occupancy and other operating expenses	124	157	21
	420	532	21
General and administrative expenses	94	96	3
Franchise and license expenses	16	15	(18)
Closures and impairment (income) expenses	1	(1)	NM
Other (income) expense	(1)	—	NM
	530	642	18
Operating Profit	$165	$158	5

Company sales	100.0%	100.0%
Food and paper	28.6	29.2	0.6 ppts.
Payroll and employee benefits	29.9	31.1	1.2 ppts.
Occupancy and other operating expenses	24.7	25.3	0.6 ppts.
	16.8%	14.4%	2.4 ppts.

Operating margin	23.7%	19.7%	4.0 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	3/23/13	12/29/12
ASSETS
Current Assets
Cash and cash equivalents	$762	$776
Accounts and notes receivable, less allowance: $12 in 2013 and 2012	368	301
Inventories	288	313
Prepaid expenses and other current assets	227	272
Deferred income taxes	133	127
Advertising cooperative assets, restricted	120	136
Total Current Assets	1,898	1,925

Property, plant and equipment, net of accumulated depreciation and amortization of $3,170 in
2013 and $3,139 in 2012	4,258	4,250
Goodwill	1,026	1,034
Intangible assets, net	693	690
Investments in unconsolidated affiliates	31	72
Other assets	571	575
Deferred income taxes	468	467
Total Assets	$8,945	$9,013

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,866	$2,036
Income taxes payable	82	97
Short-term borrowings	21	10
Advertising cooperative liabilities	120	136
Total Current Liabilities	2,089	2,279

Long-term debt	2,924	2,932
Other liabilities and deferred credits	1,515	1,490
Total Liabilities	6,528	6,701

Redeemable noncontrolling interest	59	59

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 450 shares and 451 shares issued in 2013 and 2012, respectively	—	—
Retained earnings	2,413	2,286
Accumulated other comprehensive income (loss)	(120)	(132)
Total Shareholders' Equity - YUM! Brands, Inc.	2,293	2,154
Noncontrolling interests	65	99
Total Shareholders' Equity	2,358	2,253
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,945	$9,013
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/23/2013	3/24/2012
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$336	$461
Depreciation and amortization	130	127
Closures and impairment (income) expenses	4	1
Refranchising (gain) loss	(17)	(26)
Contributions to defined benefit pension plans	(1)	(8)
Gain upon acquisition of Little Sheep	—	(74)
Deferred income taxes	(6)	(4)
Equity income from investments in unconsolidated affiliates	(7)	(13)
Excess tax benefit from share-based compensation	(11)	(28)
Share-based compensation expense	9	11
Changes in accounts and notes receivable	9	29
Changes in inventories	26	27
Changes in prepaid expenses and other current assets	(8)	(15)
Changes in accounts payable and other current liabilities	(81)	(124)
Changes in income taxes payable	18	70
Other, net	—	39
Net Cash Provided by Operating Activities	401	473

Cash Flows - Investing Activities
Capital spending	(237)	(173)
Proceeds from refranchising of restaurants	81	102
Acquisitions	—	(540)
Changes in restricted cash	—	300
Increase in short-term investments	—	(79)
Other, net	3	(1)
Net Cash Used in Investing Activities	(153)	(391)

Cash Flows - Financing Activities
Repayments of long-term debt	(1)	(3)
Short-term borrowings, more than three months, net	9	—
Revolving credit facilities, three months or less, net	—	—
Repurchase shares of Common Stock	(98)	(78)
Excess tax benefit from share-based compensation	11	28
Employee stock option proceeds	5	16
Dividends paid on Common Stock	(151)	(131)
Other, net	(34)	(20)
Net Cash Used in Financing Activities	(259)	(188)
Effect of Exchange Rate on Cash and Cash Equivalents	(3)	7
Net Decrease in Cash and Cash Equivalents	(14)	(99)
Cash and Cash Equivalents - Beginning of Period	776	1,198
Cash and Cash Equivalents - End of Period	$762	$1,099
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2013 and 2012 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the gain on the acquisition of Little Sheep and losses associated with the refranchising of the Pizza Hut UK dine-in business. These amounts are described in (c), (d) and (e) in the accompanying notes. Other Special Items Income (Expense) includes the depreciation reductions in 2012 from Pizza Hut UK and KFC U.S. restaurants impaired upon our decision or offer to refranchise that remained Company stores for some or all of the periods presented and charges relating to U.S. General and Administrative ("G&A") productivity initiatives and realignment of resources.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters ended March 23, 2013 and March 24, 2012 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended
	3/23/13	3/24/12
Detail of Special Items
U.S. Refranchising gain (loss)(c)	$17	$45
Gain upon acquisition of Little Sheep(d)	—	74
Loss associated with the refranchising of the Pizza Hut UK dine-in business(e)	—	(21)
Other Special Items Income (Expense)	—	3
Total Special Items Income (Expense)	17	101
Tax Benefit (Expense) on Special Items	(6)	(7)
Special Items Income (Expense), net of tax	$11	$94
Average diluted shares outstanding	465	478
Special Items diluted EPS	$0.02	$0.20

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$470	$544
Special Items Income (Expense)	17	101
Reported Operating Profit	$487	$645

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.70	$0.76
Special Items EPS	0.02	0.20
Reported EPS	$0.72	$0.96

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	26.0%	27.5%
Impact on Tax Rate as a result of Special Items	0.4%	(3.4)%
Reported Effective Tax Rate	26.4%	24.1%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/23/13	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,151	$669	$695	$20	$—	$2,535

Company restaurant expenses	945	384	420	17	—	1,766
General and administrative expenses	55	74	94	4	46	273
Franchise and license expenses	2	12	16	—	—	30
Closures and impairment (income) expenses	2	—	1	1	—	4
Refranchising (gain) loss	—	—	—	—	(17)	(17)
Other (income) expense	(7)	—	(1)	—	—	(8)
	997	470	530	22	29	2,048
Operating Profit (loss)	$154	$199	$165	$(2)	$(29)	$487

Quarter Ended 3/24/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,218	$708	$800	$17	$—	$2,743

Company restaurant expenses	917	447	532	12	(4)	1,904
General and administrative expenses	48	82	96	4	42	272
Franchise and license expenses	1	10	15	—	—	26
Closures and impairment (income) expenses	1	1	(1)	—	—	1
Refranchising (gain) loss	—	—	—	—	(26)	(26)
Other (income) expense	(5)	—	—	—	(74)	(79)
	962	540	642	16	(62)	2,098
Operating Profit (loss)	$256	$168	$158	$1	$62	$645

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter ended March 23, 2013 are preliminary.

(b)
Other (income) expense for the China Division primarily consists of equity income from investments in unconsolidated affiliates. The quarter ended March 24, 2012 also includes costs related to the acquisition of Little Sheep Group Limited ("Little Sheep").

(c)
During the quarters ended March 23, 2013 and March 24, 2012, we recorded gains of $17 million and $45 million, respectively, related to refranchising in the U.S., primarily at Taco Bell. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(d)
On February 1, 2012 we acquired an additional 66% interest in Little Sheep for $540 million, net of cash acquired of $44 million, increasing our ownership to 93%.  The acquisition was driven by our strategy to build leading brands across China in every significant category.  Prior to our acquisition of this additional interest, our 27% interest in Little Sheep was accounted for under the equity method of accounting.  As a result of the acquisition we obtained voting control of Little Sheep, and thus we began consolidating Little Sheep upon acquisition.  As required by GAAP, we remeasured our previously held 27% ownership in Little Sheep, which had a recorded value of $107 million at the date of acquisition, at fair value and recognized a non-cash gain of $74 million.  This gain, which resulted in no related income tax expense, was recorded in Other (income) expense on our Condensed Consolidated Statement of Income during the quarter ended March 24, 2012, was not allocated for segment reporting purposes and is reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(e)
During the quarter ended December 29, 2012, we refranchised our remaining 331 Pizza Hut UK dine-in restaurants. During the quarter ended March 24, 2012, we recorded pre-tax losses of $21 million to Refranchising (gain) loss primarily to adjust the carrying amount of the asset group to its then estimated fair value. These losses were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

For the quarter ended March 23, 2013, the refranchising of the Pizza Hut UK dine-in restaurants decreased Company sales by 21% and increased Franchise and license fees and income and Operating Profit by 2% and 3%, respectively, for the YRI Division.

(f)
During the quarter ended March 23, 2013 we eliminated the period lag that we previously used to facilitate the reporting of our India Division's results. Accordingly, the India Division results for the first quarter of 2013 include the months of January and February 2013. Due to the immateriality of the India Division's results we did not restate the prior year operating results for the elimination of this period lag and therefore the results for the first quarter of 2012 continue to include the months of December 2011 and January 2012. However, we have presented India Division system sales growth, same-store sales growth and restaurant unit growth within this release by comparing January and February 2013 to January and February 2012 to enhance comparability.